Exhibit 10.2

EXECUTION VERSION

March 28, 2014

Wausau Paper Corp.

100 Paper Place

Mosinee, WI 54455

Re:

Amendment No. 6 to Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Note Purchase and Private Shelf Agreement, dated as of March 31, 2010 (as amended by Amendment No. 1 thereto, dated July 20, 2010, Amendment No. 2 thereto, dated July 20, 2011, Amendment No. 3 thereto, dated January 31, 2012, Amendment No. 4 thereto, dated June 26, 2013, and Amendment No. 5 thereto, dated December 17, 2013, the “Note Agreement”), between Wausau Paper Corp., a Wisconsin corporation (the “Company”), on one hand, and Prudential Investment Management, Inc. (“Prudential”), each of the Initial Purchasers listed in the Purchaser Schedule attached thereto and each other Prudential Affiliate as therein defined which becomes bound by certain provisions thereof as therein provided, on the other hand.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

The Company has requested that Prudential and the holders of the Notes agree to the amendments to the Note Agreement as set forth below.  Subject to the terms and conditions hereof, Prudential and the undersigned holders of the Notes are willing to agree to the Company’s request.  Accordingly, and in accordance with the provisions of Section 17 of the Note Agreement, the parties hereto agree as follows:

SECTION 1.

Amendments.  From and after the Effective Date (as defined in Section 3 hereof), the parties hereto agree that the Note Agreement is amended as follows:

1.1.

Section 9.9 of the Note Agreement is hereby amended and restated in its entirety as follows:

“9.9

Additional Interest Fee.  From and after January 1, 2014, in addition to interest accruing on the Notes, the Company covenants that it will pay to the holder of each Note a fee (the “Additional Interest Fee”) at the rate of (x) 0.50% per annum (for the fiscal quarter ending March 31, 2014) and (y) 1.00% per annum thereafter on the outstanding principal balance of the Notes.  The Additional Interest Fee with respect to the Notes of any Series shall be payable on the same periodic basis as the interest on such Notes is payable and on each date upon which interest is payable on such Notes.  The Additional Interest Fee with respect to each Note due on each such interest payment date shall be calculated on the same basis as interest on such Note is calculated and shall be paid in arrears on the applicable interest payment date.  The payment of any Additional Interest Fee shall not constitute a waiver of any Default or Event of Default.”

1.2.

Section 9 of the Note Agreement is hereby amended to add a new Section 9.10 as follows:

“9.10

Agreement to Secure Notes.  The Company covenants that it will, within 60 days after the Sixth Amendment Effective Date, seek board approval to cause the obligations hereunder and under the Notes to be secured by liens on substantially all of the assets of the Company and its Subsidiaries pursuant to documentation acceptable to the Required Holder(s)  (including, but not limited to an amendment to this Agreement and an intercreditor agreement with the lenders under the Primary Credit Facility and at the Company’s sole cost and expense, including the reasonable fees and expenses of counsel for the Holders).”

1.3.

Section 10.3 of the Note Agreement is hereby amended and restated in its entirety as follows:

“10.3

Consolidated Net Worth.  The Company will not at any time permit Consolidated Net Worth to be less than the sum of (i) $222,900,000, plus (ii) an amount equal to 25% of Consolidated Net Income for each fiscal quarter of the Company ending on or after June 30, 2014 (with no deduction for a net loss in any such fiscal quarter), such amount to be increased on a cumulative basis as of the end of each fiscal quarter, plus (iii) 100% of the proceeds of the issuance of all Equity Interests after March 31, 2014.  The calculation of Consolidated Net Worth for purposes of this Section 10.3 (only) shall be adjusted to exclude (1) all “accumulated other comprehensive income or loss” as shown on the Company’s consolidated balance sheet (i.e., there will be added back to Consolidated Net Worth any such amount that is shown as a negative number and there will be subtracted from Consolidated Net Worth any such amount that is shown as a positive number); provided, however, that the aggregate amount of all such amounts added back to Consolidated Net Worth pursuant to this sentence during the term of this Agreement shall not exceed $70,000,000 and (2) Restructuring Charges incurred after the date of this Agreement and prior to March 31, 2014 in an aggregate amount not to exceed $40,000,000 (i.e., such Restructuring Charges shall be added back to Consolidated Net Worth).”

1.4.

Section 10.4(a) of the Note Agreement is hereby amended and restated in its entirety as follows:

“(a)

Maximum Debt to EBITDDA Ratio.  The Company will not permit the Debt to EBITDDA Ratio as of the end of any fiscal quarter of the Company set forth below to be greater than the ratio corresponding to such fiscal quarter:

Fiscal Quarter	Debt to EBITDDA Ratio
December 31, 2013	4.00:1.00
March 31, 2014	4.00:1.00
June 30, 2014	4.00:1.00
September 30, 2014	3.50:1.00
December 31, 2014	3.50:1.00
March 31, 2015	3.25:1.00
June 30, 2015	3.25:1.00
September 30, 2015 and each fiscal quarter thereafter	3.00:1.00

1.5.

Section 11(b) of the Note Agreement is hereby amended and restated in its entirety as follows:

“(b)

the Company defaults in the payment of any interest on any Note or any Additional Interest Fee for more than five Business Days after the same becomes due and payable; or”

1.6.

Section 11(c)(i) of the Note Agreement is hereby amended and restated in its entirety as follows:

“(i)

the Company defaults in the performance of or compliance with any term contained in Section 7.1(e), Section 9.8, Section 9.10, Sections 10.2 through 10.8 (inclusive), Section 10.11, any Additional Covenant or Additional Financial Covenant; or”

1.7.

Schedule B to the Note Agreement is amended by amending and restating or adding, as applicable, the following definitions thereto in proper alphabetical location:

“Additional Interest Fee” shall have the meaning given in paragraph 9.9 hereof.

“Consolidated EBITDDA” means, for any period, as applied to the Company and its consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (i) Consolidated Net Income, plus (ii) the following to the extent deducted in calculating such Consolidated Net Income:  (a) Consolidated Interest Expense, (b) all federal and state income tax expense, (c) all depreciation, depletion and amortization expense, (d) any non-cash asset impairments or restructuring charges (other than any non-cash charges to the extent that such charge represents an accrual of or reserve for a future cash payment), (e) actual cash restructuring charges of up to $7,000,000 for each of the twelve month periods ending June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, and (f) actual cash proxy defense-related expenses in an aggregate amount not to exceed $2,000,000 during such period, all of the foregoing as determined and computed on a consolidated basis in accordance with GAAP.

“Debt to EBITDDA Ratio” means, as of any day of determination, the ratio of (a) Consolidated Funded Indebtedness on such day to (b) Consolidated EBITDDA for the period of four consecutive fiscal quarters most recently completed.

“Sixth Amendment” shall mean that certain Amendment No. 6 to Note Purchase and Private Shelf Agreement dated as of March 28, 2014 by and among the Company, the Guarantors, and the Required Holder(s).

“Sixth Amendment Effective Date” shall mean the “Effective Date” as defined in the Sixth Amendment.

1.8.

Schedule B to the Note Agreement is amended by deleting the following definition in its entirety: “Excess Leverage Fee”.

SECTION 2.

Representations and Warranties.  The Company represents and warrants that (a) the execution and delivery of this letter has been duly authorized by all necessary corporate action on behalf of the Company and this letter has been executed and delivered by a duly authorized officer of the Company, (b) each representation and warranty set forth in Section 5 of the Note Agreement is true and correct as of the date of execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (c) all necessary or required consents to this letter have been obtained and are in full force and effect, (d) both before and after giving effect to the amendments set forth in Section 1 hereof, no Event of Default or Default exists or has occurred and is continuing on the date hereof, and (e) the Company has not paid or agreed to pay, and will not pay or agree to pay, any other fees or other consideration for or with respect to the amendment to the Primary Credit Facility referred to in Section 3.1(ii) below, other than as set forth in Section 3(b)(i)) thereof to the extent such fees have been previously disclosed to the Holders.

SECTION 3.

Conditions Precedent.  The amendments in Section 1 hereof shall become effective upon the satisfaction of each of the following conditions (the “Effective Date”):

3.1.

Documents.  Prudential and the holders of the Notes of original counterparts or, if satisfactory to Prudential and the Required Holder(s), certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to Prudential and the Required Holder(s), dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:

(i)

counterparts of this letter executed by the Company, the Guarantors, Prudential, and the Required Holders; and

(ii)

a copy of an amendment to the Primary Credit Facility, executed by the Company and the requisite lenders thereunder, and the conditions precedent to the effectiveness of such amendment shall have been satisfied and such amendment shall be in full force and effect.

SECTION 4.

Reference to and Effect on Note Agreement; Ratification of Note Agreement.  Each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter.  Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or Note at any time.  The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 5.

Confirmation of Guaranty.  By its signature below, each Guarantor agrees and consents to the terms and provisions of this letter and agrees that its Guaranty shall remain in full force and effect and is hereby ratified and confirmed in all respects after giving effect to this letter.

SECTION 6.

Expenses.  The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential or any holder of any Note, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or such holder in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby.  The obligations of Company under this Section 6 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 7.

Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 8.

Counterparts; Section Titles.  This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 9.

Release.  In consideration of the Required Holder(s) entering into this letter, each of the Company and the Guarantors hereby releases and forever discharges each Holder, and each of such Holder’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Holder Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Note Agreement, the Notes, any Guaranty Agreement or any documents related thereto (collectively, the “Note Documents”) or any of the negotiations, activities, events or circumstances arising out of or related to the Note Documents through the date of this letter, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Company or any of the Guarantors may have or claim to have against any of the Holder Group; provided, that nothing herein will constitute a release or discharge of the agreements set forth herein or of the effectiveness of the  Note Documents from and after the date hereof.

[signature page follows]

Very Truly Yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

THE PRUDENTIAL INSURANCE COMPANY OF

  AMERICA

By:   WILLIAM ENGELKING

Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By:   WILLIAM ENGELKING

Assistant Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE

   CORPORATION

PRUDENTIAL RETIREMENT INSURANCE

  AND ANNUITY COMPANY

By:

Prudential Investment Management, Inc. (as (Investment Manager)

By:   WILLIAM ENGELKING

Vice President

FORETHOUGHT LIFE INSURANCE COMPANY

MODERN WOODMEN OF AMERICA

ZURICH AMERICAN INSURANCE COMPANY

COMPANION LIFE INSURANCE COMPANY

UNITED OF OMAHA LIFE INSURANCE

  COMPANY

By:

Prudential Private Placement Investors,

L.P. (as Investment Advisor)

By:

Prudential Private Placement Investors, Inc.

(as its General Partner)

By:   WILLIAM ENGELKING

Vice President

Amendment No. 6 to Note Purchase and Private Shelf Agreement

Accepted and Agreed:

WAUSAU PAPER CORP.

By:

SHERRI L. LEMMER

Name:

Sherri L. Lemmer

Title:

SVP/CFO

WAUSAU PAPER TOWEL & TISSUE, LLC

By:

SHERRI L. LEMMER

Name:

Sherri L. Lemmer

Title:

SVP/CFO, LLC Manager

04926-0299

CH2\14435439.4

Amendment No. 6 to Note Purchase and Private Shelf Agreement